Exhibit 99.1

Tallgrass Energy Partners Closes on the Acquisition of an Additional 33.3 Percent

Interest in Pony Express

Leawood, Kansas—(BUSINESS WIRE)—March 2, 2015—Tallgrass Energy Partners, LP (NYSE: TEP) (“TEP” or the “Partnership”) announced today that it has closed on the acquisition of an additional 33.3 percent interest in Tallgrass Pony Express Pipeline, LLC (“Pony Express”) for cash consideration of $700 million. The acquisition increases TEP’s membership interest in Pony Express to 66.7 percent.

“We are excited to complete our third dropdown acquisition at TEP which increases our size and scale and provides TEP with additional firm, fee-based cash flows supported by long-term contracts,” said Tallgrass President and CEO, David G. Dehaemers, Jr. “This acquisition furthers one of our commitments: to grow TEP’s cash distributions to its unitholders through dropdown transactions at attractive multiples. Consistent with our first Pony Express acquisition, we expect this transaction to be immediately accretive to unitholders and expect to recommend that our board of directors increase our distribution over the next two quarters by an aggregate of at least 15 percent, providing clear visibility toward achieving our previously announced distribution growth guidance of approximately 20 percent for 2015.”

Acquisition of an Additional 33.3 Percent Interest in Pony Express

The $700 million cash purchase price was funded through TEP’s follow-on equity offering of 10 million common units which closed on February 27 and borrowings under its revolving credit facility. The terms of the transaction provide TEP an additional minimum quarterly preference payment of $20 million, bringing TEP’s total quarterly preference payment amount to $36.65 million for its 66.7 percent interest. The preference will continue through distributions made with respect to the quarter ended December 31, 2015, with distributions of available cash generally shared pro rata thereafter. The aggregate pro-rated preference payment to TEP for the first quarter of 2015 will be approximately $23.5 million.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through our Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems. We provide crude oil transportation to customers in Wyoming and the surrounding region, servicing the Bakken oil production area of

North Dakota and eastern Montana through our membership interest in Tallgrass Pony Express Pipeline. We also provide services for customers in Wyoming through Tallgrass Midstream at our Casper and Douglas natural gas processing and our West Frenchie Draw natural gas treating facilities and we provide water business services to customers in Colorado and Texas through BNN Water Solutions. Our operations are strategically located in and provide services to certain key United States hydrocarbon basins, including the Denver-Julesburg, Powder River, Wind River, Permian and Hugoton-Anadarko Basins and the Niobrara, Mississippi Lime, Eagle Ford and Bakken shale formations.

Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the accretion expected to be realized by the Partnership as a result of the Pony Express acquisition, the plan to recommend an increase in the Partnership’s cash distributions, the Partnership’s distribution growth guidance for 2015, and the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Partnership and its subsidiaries. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and the Partnership does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

To learn more, please visit our website at www.tallgrassenergy.com.

Contact Information

Investor Relations

Nate Lien

(913) 928-6012

investor.relations@tallgrassenergylp.com

Media and Trade Inquiries

Phyllis Hammond

(913) 928-6014

media.relations@tallgrassenergylp.com